UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 19, 2006 (December 13, 2006)

Behringer Harvard REIT I, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-51293	68-0509956
(State or other jurisdiction of incorporation	(Commission File Number)	(I.R.S. Employer
or organization)		Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas

75001

(Address of principal executive offices)

(Zip Code)

(866) 655-1605

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01               Completion of Acquisition or Disposition of Assets.

On December 13, 2006, Behringer Harvard REIT I, Inc. (which may be referred to herein as the “Registrant,” “we,” “our” or “us”) acquired a fee simple interest in a property located in Houston, Texas (“Eldridge Place”) through Behringer Harvard Eldridge Place LP (“BH Eldridge Place”), a wholly-owned subsidiary of Behringer Harvard Operating Partnership I LP, our operating partnership.  Eldridge Place consists of a 12-story and a 14-story office building containing approximately 519,000 combined rentable square feet with an attached five-story parking garage, all located on approximately 6.4 acres of land.  The total purchase price for Eldridge Place, exclusive of closing costs and initial escrows, was approximately $101 million.  BH Eldridge Place borrowed $75 million under a loan agreement (the “Eldridge Place Loan Agreement”) with Wachovia Bank, National Association (the “Eldridge Place Lender”) to pay a portion of the contract purchase price and paid the remaining amount from proceeds of our offering of common stock to the public.  For a description of the Eldridge Place Loan Agreement, see Item 2.03 below.  The purchase and sale agreement relating to our acquisition of Eldridge Place, has been filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 2.01 disclosure by reference.

The purchase price for the transaction was determined through negotiations between TR Eldridge Place Corp. (the “Seller”) and Behringer Advisors LP, our advisor, and its affiliates.  Neither we nor our advisor is affiliated with the Seller and there is no material relationship between the Seller and us or our affiliates, or any of our directors, officers or their respective associates, other than in respect of this transaction.  In evaluating Eldridge Place as a potential acquisition and determining whether the amount of consideration to be paid was appropriate, a variety of factors were considered, including overall valuation of net rental income (defined as revenues from the tenants from rent and expense reimbursements less Eldridge Place’s actual operating expenses), expected capital expenditures, costs of physical plant maintenance, location, environmental issues, demographics, quality of tenants, length of leases, price per square foot and occupancy.  Our advisor believes that Eldridge Place is well located, has acceptable roadway access, attracts high-quality tenants, is well maintained, adequately insured and has been professionally managed.  We do not intend to make significant repairs or improvements to Eldridge Place over the next few years.

Eldridge Place is approximately 92% leased.  The major tenant is J. Ray McDermott Inc., a worldwide marine construction company and a subsidiary of McDermott International, an international energy services company.  Together, J. Ray McDermott Inc. and McDermott International Inc. lease approximately 210,000 square feet of Eldridge Place for an annual combined rent of approximately $5 million under leases that expire in April 2011 and July 2011, respectively.  The lease with J. Ray McDermott Inc. has options to extend the lease for up to 20 years.  The lease with McDermott International Inc. has one five year renewal option available.

HPT Management Services LP (the “Eldridge Place Property Manager”), our affiliate, has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of Eldridge Place.  Among other things, the Eldridge Place Property Manager has the authority to negotiate and enter into leases of Eldridge Place on our behalf (in substantial conformance with approved leasing parameters and the operating plan), to incur costs and expenses, to pay property operating costs and expenses from property cash flow or reserves and to require that we provide sufficient funds for the payment of operating expenses.  The Eldridge Place Property Manager has subcontracted certain of its on-site management services to Trammell Crow Company.

As compensation for its services, the Eldridge Place Property Manager or its affiliates is entitled to reimbursements for its out-of-pocket costs and personnel costs and the following compensation:

1.                                       A property management fee equal to 3% of the monthly gross revenues from Eldridge Place.

2.                                       An annual asset management fee equal to 0.6% of the asset value.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

BH Eldridge Place entered into the Eldridge Place Loan Agreement on December 13, 2006.  The interest rate for the loan is fixed at 5.41% per annum.  Initial monthly payments of interest only are required from February 2007 through January 2012, with monthly principal and interest payments of approximately $422,000 beginning February 2012 and continuing to the maturity date, January 11, 2017.  Prepayment, in whole but not in part, is permitted on or after the third monthly payment date prior to the maturity date, provided that at least 30 days prior written notice is given.  The Eldridge Place Loan Agreement, the related Promissory Note, Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing and Assignment of Leases and Rents have been filed as Exhibits 10.2, 10.3, 10.4 and 10.5 to this Current Report on Form 8-K and are incorporated into this Item 2.03 disclosure by reference.

In addition, we have guaranteed payment of the debt under the Eldridge Place Loan Agreement in the event that, among other things, (1) BH Eldridge Place files a voluntary petition under the U.S. Bankruptcy Code or any other federal or state bankruptcy or insolvency law, or (2) an involuntary case is commenced against the initial borrower under the Eldridge Place Loan Agreement under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law with the collusion of BH Eldridge Place or any of its affiliates.  Further, in certain circumstances, we are obligated to guarantee payment of lender losses based on certain prohibited acts or circumstances.  Our Guaranty Agreement has been filed as Exhibit 10.6 to this Form 8-K and is incorporated in this Item 2.03 disclosure by reference.

Item 9.01               Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

Because it is impracticable to provide the required financial statements for the acquired real property described above at the time of this filing, and no financial statements (audited or unaudited) are available at this time, we hereby confirm that the required financial statements will be filed on or before February 28, 2007, by amendment to this Form 8-K, which date is within the period allowed to file such an amendment.

(b) Pro Forma Financial Information.

See paragraph (a) above.

(d) Exhibits.

The exhibits filed in response to Item 601 of Regulation S-K are listed on the Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEHRINGER HARVARD REIT I, INC.

Dated: December 19, 2006	By:	/s/ Gary Bresky
Gary S. Bresky
Chief Financial Officer

EXHIBIT INDEX

10.1	Purchase Agreement between TR Eldridge Place Corp. and Harvard Property Trust, LLC

10.2	Loan Agreement between Wachovia Bank, National Association and Behringer Harvard Eldridge Place LP

10.3	Promissory Note made between Wachovia Bank, National Association and Behringer Harvard Eldridge Place LP

10.4

Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing by Behringer Harvard Eldridge Place LP, as borrower to William D. Cleveland, Esq., as trustee, for the benefit of Wachovia Bank, National Association

10.5	Assignment of Leases and Rents by Behringer Harvard Eldridge Place LP, as borrower to Wachovia Bank, National Association

10.6	Guaranty Agreement made by Behringer Harvard REIT I, Inc., in favor of Wachovia Bank, National Association